Exhibit 32.2

Certification by Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (the “Report”) of Hashdex Nasdaq Crypto Index US ETF (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Bruno Leonardo Kmita de Oliveira Passos, the Principal Finance Officer and Principal Accounting Officer of Hashdex Asset Management, Ltd., Sponsor of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 19, 2025	By	/s/ Bruno Leonardo Kmita de Oliveira Passos
	Name:	Bruno Leonardo Kmita de Oliveira Passos
	Title:	Principal Finance Officer and Principal Accounting Officer Hashdex Asset Management, Ltd., Sponsor of Hashdex Nasdaq Crypto Index US ETF